As filed with the Securities and Exchange Commission on December 12, 1997
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                        KINDERCARE LEARNING CENTERS, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                     63-0941966
      (State or other jurisdiction                       (IRS Employer
      of incorporation or organization)                Identification No.)

      650 NE Holladay, Suite 1500
      Portland, Oregon                                        97232
      (Address of Principal                                (Zip Code)
      Executive Offices)



                     1997 Stock Purchase and Option Plan for
       Key Employees of KinderCare Learning Centers, Inc. and Subsidiaries
                              (Full title of plan)

                                Eva M. Kripalani
                       Vice President and General Counsel
                        KinderCare Learning Centers, Inc.
                           650 NE Holladay, Suite 1500
                             Portland, Oregon 97232
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 872-1300

                                    Copy to:
                               Margaret Hill Noto
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                          Proposed                   Proposed                Amount
                                                          Maximum                    Maximum                 of
                                Amount                    Offering                   Aggregate               Regis-
Title of Securities             to Be                     Price Per                  Offering                tration
to Be Registered                Registered                Share(1)                   Price(1)                Fee

Common Stock                    2,342,105 Shares          $19.00                     $21,330,617             $6,293
---------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement registers 2,342,105 shares of Common Stock under the KinderCare Learning Centers, Inc. 1997 Stock Purchase and Option Plan for Key Employees of KinderCare Learning Centers, Inc. and Subsidiaries (the "Plan"). The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. In accordance with Rule 457(h), the offering price for the shares issuable under the Plan was calculated based on the exercise price and purchase price of $19.00 per share with respect to 896,729 shares to be purchased and shares subject to or to become subject to options at such price. With respect to the balance of 1,445,376 shares reserved for the Plan, the offering price was calculated pursuant to Rule 457(h) based on $2.97 per share, which was the book value of the Common Stock as of September 19, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference.

     The following documents filed by KinderCare Learning Centers, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.    Description of Securities.

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.0l per share, of which 9,368,421 shares were outstanding as of September 19, 1997 and 10,000,000 shares of Preferred Stock, $.01 par value, of which no shares are outstanding. In connection with the Merger, the Common Stock was delisted from the Nasdaq National Market.

     Voting Rights. The holders of the Common Stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of

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
more than 50% of the shares of Common Stock can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

     Dividend Rights. All shares of Common Stock are entitled to share equally in such dividends as the Board of Directors may declare from sources legally available therefor. The Company's borrowing agreements impose certain restrictions on the ability of the Company to declare dividends with respect to the Common Stock.

     Liquidation Rights. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of Common Stock are entitled to share equally in the assets available for distribution to shareholders after payment of all prior obligations of the Company and any payments to any outstanding shares of preferred stock.

     Other Matters. The holders of the Common Stock have no preemptive rights. All outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and non-assessable.

     Preferred Stock. The Board of Directors of the Company may, without further action of the shareholders, issue Preferred Stock in one or more series and fix or alter the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption terms and prices, liquidation terms and preferences, and the number of shares constituting any series or the designations of such series.

Item 5.    Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.    Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation the power to indemnify officers and directors under certain circumstances. Article VIII of the Company's Certificate of Incorporation, as amended in its entirety in the Certificate of Merger dated February 13, 1997 (the "Certificate"), requires indemnification of current or former directors or officers of the Company as permitted by Section 145. Article VIII of the Certificate is summarized as follows:

          (a) Indemnification. Subject to exceptions described below, the Company will indemnify an individual who is a party to a proceeding because he or she is or was a director or officer, against liability he or she incurs in the proceeding if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. In any criminal proceeding, the individual must also have had no reasonable cause to believe his or her conduct was unlawful. An individual's conduct regarding an employee benefit plan satisfies these indemnification requirements if he or she acts with a purpose he or she believed in good faith was in the interests of the participants in and beneficiaries of the plan. A proceeding terminated by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself mean that the proposed indemnitee did not meet the standards of conduct required for indemnification.

          (b) Exceptions. (i) The Company will not indemnify a person for liability incurred in a proceeding by or in the right of the Company in which the person was adjudged liable to the Company, unless and only to the extent that, the person or persons making the settlement determination (the "Reviewing Party") pursuant to Article VIII or a court of competent jurisdiction acting pursuant to Article VIII, determines that, under the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnification.

               (ii) Indemnification permitted under Article VIII in connection with a proceeding by or in the right of the Company shall include reasonable expenses (including attorney fees), penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (provided the settlement and the amounts paid in settlement are not unreasonable, as determined by the Reviewing Party who determines that indemnification is permissible under Article VIII) in connection with the proceeding, but, unless ordered by a court, shall not include judgments.

               (iii) Notwithstanding any other Article VIII provision, no person is entitled to indemnification or advancement of expenses under
          Article VIII with respect to any proceeding or claim brought or made by the person against the Company, other than a proceeding or claim seeking or defending that person's right to indemnification or advancement of expenses under court order.

          (c) Amounts. A person entitled to indemnification under Article VIII for some portion of the liability he or she incurs, but not the total amount he or she incurs, the Company will indemnify a person for the portion of incurred liability to which he or she is entitled. The Company will indemnify a director or officer to the extent he has been successful, on the merits or otherwise, in defense of any proceeding where he or she was a party, or in defense of any claim, issue or matter therein, because he or she is or was a director or officer, against reasonable expenses (including attorney fees) incurred by him or her in connection with the proceeding.

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
          (d) Advances for Expenses. The Company will pay for or reimburse the reasonable expenses (including attorney fees) incurred by a director or officer as a party to a proceeding, in advance of the final proceeding, if the person affirms in writing his or her good faith belief that he or she has met the required standard of conduct described above, and if the person undertakes an unlimited general obligation in writing to repay any advances if it is ultimately determined that he is not entitled to indemnification under Article VIII or otherwise.

          (e) Authorization. While the Company has pre-authorized indemnification as described, the Company shall not indemnify a director or officer under Article VIII unless a separate determination has been made in the specific case that the indemnification is permissible because the person has met the required standard of conduct described above; provided that this entitlement decision need be made for the Company to advance expenses and a successful party as described in (c) above. Article VIII provides for determination of entitlement to indemnification by a Reviewing Party. A director or officer who is a party to a proceeding may also apply to the court for indemnification or advance expenses.

          (f) Indemnification of Employees and Agents. The Company may, subject to authorization in a specific case, indemnify and advance expenses under
     Article VIII to an employee or agent of the Company who is not a director or officer, to the same or any lesser extent as an officer or director (or greater extent if permitted by law) as determined by the Board of Directors.

          (g) Report to Stockholders. The Company shall report any indemnification or advance expenses to a director or officer in connection with a proceeding by or in the right of the Company, to the extent required by law, in writing, to the stockholders with or before the notice of the next stockholders' meeting.

          (h) Insurance. The Company may buy and maintain liability insurance on behalf of a director, officer, or individual who is or was an employee or agent of the Company, who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Company would have power to indemnify him against the same liability under Article VIII.

          (i) Subrogation. If the Company pays an indemnitee under Article VIII, the Company shall be subrogated to the extent of that payment to all the rights of recovery of the indemnitee.

     Under the 1997 Stock Purchase and Option Plan for Key Employees of KinderCare Learning Centers, Inc. and Subsidiaries, no director who is a member of the Compensation Committee of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the plan or the Grants (as defined in the plan). All directors on the Committee shall be fully protected by the Company with respect to its actions taken and interpretations and determinations made in good faith.

Item 7.    Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     4.1 Certificate of Merger of KCLC Acquisition into the registrant (incorporated by reference from Exhibit 3.1 of Amendment No. 1 to the registrant's Registration Statement on Form S-4 dated April 7, 1997, File No. 333-23127).

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the registrant's Registration Statement on Form S-4 dated April 9, 1997, File No. 333-23127).

     5.1  Opinion of Stoel Rives LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of KPMG Peat Marwick LLP.

     23.3 Consent of Stoel Rives LLP (included in Exhibit 5.1).

     24.1 Powers of Attorney.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 11, 1997.

                                   KINDERCARE LEARNING CENTERS, INC.


                                   By DAVID J. JOHNSON
                                     ------------------------------------------
                                     David J. Johnson,
                                     Chief Executive Officer and
                                     Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 11, 1997.

       Signature                                     Title


/s/ DAVID J. JOHNSON                    Chief Executive Officer and Chairman
-----------------------------------     of the Board of Directors (Principal
     David J. Johnson                   Executive Officer)


/s/ DAN JACKSON                         Vice President, Financial Control and
-----------------------------------     Planning (Principal Financial and
     Dan Jackson                        Accounting Officer)


/s/ HENRY R. KRAVIS                     Director
-----------------------------------
     Henry R. Kravis


/s/ GEORGE R. ROBERTS                   Director
-----------------------------------
     George R. Roberts



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

/s/ CLIFTON S. ROBBINS                  Director
-----------------------------------
     Clifton S. Robbins


/s/ NILS P. BROUS                       Director
-----------------------------------
     Nils P. Brous


/s/ SANDRA W. SCARR, Ph.D.              Director
-----------------------------------
     Sandra W. Scarr, Ph.D.


/s/ STEPHEN KAPLAN                      Director
-----------------------------------
     Stephen Kaplan



        *By /s/ DAVID J. JOHNSON
           ------------------------------------
           David J. Johnson, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number         Document Description

     4.1 Certificate of Incorporation, as amended in its entirety by the Certificate of Merger dated February 13, 1997 (incorporated by reference from Exhibit 3.1 of Amendment No. 1 to the registrant's Registration Statement on Form S-4 dated April 7, 1997, File No. 333-23127).

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company's Registration Statement on Form S-4 dated April 9, 1997, File No. 333-23127).

     5.1  Opinion of Stoel Rives LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of KPMG Peat Marwick LLP.

     23.3 Consent of Stoel Rives LLP (included in Exhibit 5.1).

     24.1 Powers of Attorney.